EXHIBIT 23.1
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-9524) pertaining to the 1997 Stock Option Plan of Jinpan International Limited of our report dated April 4, 2003, with respect to the consolidated financial statements of Jinpan International Limited included in the Annual Report (Form 20-F) for the year ended December 31, 2002.


/s/ Ernst & Young
Ernst & Young
Hong Kong
June 26, 2003